Exhibit 99.1

THOMSON REUTERS STREETEVENTS

EDITED TRANSCRIPT

MSTR - Q3 2019 MicroStrategy Inc Earnings Call

EVENT DATE/TIME: OCTOBER 29, 2019 / 9:00PM GMT

CORPORATE PARTICIPANTS

Michael J. Saylor MicroStrategy Incorporated - Chairman, CEO & President

Phong Q. Le MicroStrategy Incorporated - Senior EVP, COO & CFO

CONFERENCE CALL PARTICIPANTS

Hamed Khorsand BWS Financial Inc. - Principal & Research Analyst

Tyler Maverick Radke Citigroup Inc, Research Division - Senior Associate

PRESENTATION

Operator

Good afternoon, ladies and gentlemen, and welcome to the MicroStrategy Q3 2019 Earnings Call. (Operator Instructions) As a reminder, this conference call is being recorded.

I would now like to turn the conference over to your host, Mr. Michael Saylor, Chairman, President and CEO. You may begin.

Michael J. Saylor - MicroStrategy Incorporated - Chairman, CEO & President

Hello. This is Michael Saylor. I’m the Chairman, President and CEO of MicroStrategy. I’d like to welcome all of you to today’s conference call regarding our 2019 third quarter financial results.

I am here with our Chief Operating Officer and CFO, Phong Le. First, I’d like to pass the floor to Phong who is going to read the safe harbor statement and make some comments on our results for the third quarter.

Phong Q. Le - MicroStrategy Incorporated - Senior EVP, COO & CFO

Thank you, Michael, and good evening, everyone.

Various remarks that we may make about our future expectations, plans and prospects may constitute forward-looking statements for the purposes of the safe harbor provision under the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by these forward-looking statements as a result of various important factors, including those discussed in our most recent quarterly report on Form 10-Q filed with the SEC. These statements reflect our views only as of today and should not be relied upon as representing our views as of any subsequent date. We anticipate that subsequent events and developments may cause the company’s views to change. While the company may elect to update these forward-looking statements at some point in the future, the company specifically disclaims any obligation to do so.

Also, during the course of today’s call, we will refer to certain non-GAAP financial measures. Reconciliation schedules showing GAAP versus non-GAAP results are available in the Form 10-Q we filed with the SEC after the close of market today and in our press release that was also issued today, which is located on our website at www.microstrategy.com.

We delivered solid third quarter results that reflect the positive impacts from our new product introductions and improvements in our go-to-market and demand-generation efforts. In particular, we continue to be pleased with the results we are seeing from MicroStrategy 2019, HyperIntelligence and our MicroStrategy Cloud offerings.

In Q3, we closed about 40 HyperIntelligence deals, which brings us to about 120 since the launch of the product 10 months ago. Major wins include Clarín, Dallas Fort Worth International Airport, Freddie Mac, Gilbane Building Company and Skechers. We believe this diverse list reflects the significant interest of organizations across industries in driving 100% adoption of analytics around enterprise using Zero-Click Intelligence with existing productivity tools and workflows.

The combination of powerful analytics and ease-of-use offered by HyperIntelligence is resonating with prospective customers. As a reminder, purchasing HyperIntelligence requires upgrading to the MicroStrategy 2019 platform. Through the end of the third quarter, more than 500 customers have already upgraded to MicroStrategy 2019. We have a targeted program in place to facilitate upgrading most remaining enterprise customers over the next few quarters.

We’re also seeing increased customer interest in our cloud offerings. Earlier this year, we reintroduced our cloud platform, which is now available both on AWS and Azure. Our ability to allow customers to leverage both hyperscale cloud vendors, seamlessly move applications between them in a multi-cloud environment has been an important selling point and underscores the benefit of being the leading independent data analytics platform. By utilizing our cloud solution, customers are able to leverage the benefits of the cloud and have us manage their MicroStrategy deployments in the cloud format, helping to create meaningful cost savings and faster time to value.

We’ve also revamped our marketing and sales approach for our cloud offering, which is helping to drive demand. We believe the analytics market is just beginning to embrace cloud solutions and that the growing adoption of next-generation cloud data warehouse solutions is a positive catalyst. While we anticipate that a meaningful portion of the data analytics market is years away from embracing a cloud offering, we’re increasingly optimistic that cloud adoption will become a significant growth driver for us.

The following are a few examples of customer wins for our cloud offering. Onyx CenterSource, the leading provider of hospitality technology, moved their on-premises analytics environment to the MicroStrategy Cloud platform on AWS to streamline costs, reduce data discrepancies and address security and scalability. This customer can scale its Amazon S3 storage services in 2 environments up or down to save cost, and it’s platform upgrades are 75% faster on AWS cloud. Fanatics, a leading online retailer of licensed sportswear, is using MicroStrategy on AWS to run thousands of analytical queries and share dossiers of hundreds of employees in an instant, giving its users the intelligence they need to make critical sales and inventory adjustments on the fly, especially during big sports moments.

Before I review our financial results for Q3 in more detail, I’d like to provide some high-level context. Overall demand for our products continues to be healthy. Q3 bookings growth continued to meet expectations, which we believe underscores the success of MicroStrategy 2019. In particular, over the last year, we have seen interest in our cloud platform increase more quickly than we had anticipated. We’re excited by the customer interest in cloud, which we believe will result in higher-quality, more predictable revenue over time.

However, in the near term, the shift toward -- towards cloud could result in a negative impact on recognized product licenses revenues in favor of subscription services revenues. We do believe such a shift will be an overall benefit for us as: one, we have the opportunity to develop stronger, more complete relationships with our customers by managing their MicroStrategy software, cloud environment and development of analytics applications; two, we have a differentiated cloud product offering, full, parity, on-premise and cloud solutions, an open platform with a multi-cloud option across AWS and Azure and high-quality cloud support; and three, cloud subscription services licenses historically has had a higher renewal rate and resulted in more upselling of additional products, resulting in better financial performance over time.

Turning to our financial results in more detail. Total product licenses revenues were $19.0 million in Q3 2019, a $1.3 million or 6.4% decrease year-over-year. Foreign currency effects negatively impacted product licenses revenues by $0.9 million or 4.6%.

While we faced some more challenging year-over-year comparison in Q3, we also had more deals than typical slip out of Q3 2019, primarily in Europe. New regulations like GDPR are leading to additional contracting complexity and approval cycles. As we and the enterprises we serve gain greater experience in handling the impact of these new regulations on the deal cycle, we expect these challenges to lessen. I would also note that we have signed a majority of these slipped deals in the early weeks of the fourth quarter.

Product support revenues were $72.9 million in Q3 2019, a 2.1% decrease year-over-year, with foreign currency effects negatively impacting such revenues by $1.4 million or 1.9%. Overall, we continue to see strong customer renewal rates, which we believe reflects the value customers generate from MicroStrategy products. We continue to anticipate product support revenues will generate growth for the full year on a constant currency basis.

Total deferred revenue and advance payments at September 30, 2019, were $164.7 million. This is up 5.6% year-over-year and is the best year-over-year performance in the last 6 quarters. We worked through the delays in invoices that resulted from the implementation of our updated quote system and are realizing the benefits of an efficient and timely renewal quoting and invoicing process.

Other services revenues were $19.9 million in Q3 2019, essentially flat year-over-year. Other services revenues were up 13.7% quarter-over-quarter. The quarter-over-quarter improvement in other services revenues reflects the improved product bookings in recent quarters and our renewed focus on proactive engagement with customers. We believe we may have hit an inflection point in our services revenues in Q3 2019.

Turning to costs. Total operating expenses of $91.3 million were essentially flat year-over-year and down 6.1% quarter-over-quarter. We’re making significant progress in generating increased productivity from our sales and marketing spend and in rationalizing G&A spend. We continue to focus on delayering our organization where appropriate, especially in nonrevenue-generating areas, as we seek to reduce costs and establish more streamlined decision-making. We continue to make meaningful investments in product development while evaluating opportunities to drive efficiencies in this area. We’re pleased with the progress we’ve made on costs in recent quarters, and we’ll continue to pursue additional opportunities to generate leverage across the business going forward.

Our income from operations for Q3 2019 was $4.6 million compared to $7.2 million in the prior year period. We had net income of $9.7 million in Q3 2019 and diluted earnings per share of $0.94 with net interest income of $2.9 million.

Finally, I want to provide an update on our CFO search. I’m excited to announce that Lisa Mayr will be joining MicroStrategy as our new CFO effective on her start date, which we expect to be November 4. Lisa was most recently the CFO of EverFi, a privately held education technology software company. Prior to that, she was the CFO of Blackboard and has more than 20 years of finance and audit experience. Lisa’s extensive software experience, including a transition from an on-prem license model to the cloud, makes her an ideal fit for MicroStrategy.

Michael and I are excited to partner with Lisa, and we’d like to welcome her on behalf of the entire MicroStrategy team.

As previously mentioned, I will now transition to focusing solely on my COO, sales and services responsibilities, where I will oversee the day-to-day operations of the revenue teams. We believe this management structure will better enable the company to respond to market trends and drive productivity improvements across the business. I will work closely with Lisa to ensure a smooth transition, and I anticipate being actively involved in our Investor Relations activities for the foreseeable future.

To summarize, before I turn the call back to Michael, overall, we are pleased with the progress we have made in the business. The new capabilities in MicroStrategy 2019, especially HyperIntelligence and our MicroStrategy Cloud platform, have generated meaningful interest from both existing and new customers. These innovations have enabled us to effectively reposition the company as a modern enterprise analytics and mobility platform. We believe the investments we are making in the business and our renewed focus on increasing operating efficiency will enable us to deliver growth, profitability and increased free cash flow over time.

Now, I’d like to turn it back to Michael Saylor.

Michael J. Saylor - MicroStrategy Incorporated - Chairman, CEO & President

Thanks, Phong. I’d like to highlight a few key things. First of all, HyperIntelligence is the most compelling innovation in the BI market in the past decade. Conventional BI tools provide answers to questions in 3 minutes and many clicks. MicroStrategy has invented a technique to deliver insight in 3 seconds and 0 clicks. That’s HyperIntelligence. Our technology revolutionizes business processes by embedding analytics, suggestions and actions directly into the e-mail, spreadsheets, calendars and ERP systems that end users are living in every hour of the day. Information and options are flowing 100x faster, and that makes the business users not just hyperintelligent but hyperproductive.

If we look back over the last 30 years, the last big paradigm was mobile and before that, the web. The HyperIntelligence paradigm shift is possible because of new technologies: the new mobile operating systems that let you embed intelligent applets right into the flow of messaging and communication; the new Chrome-based browsers, both Chrome and Edge, that allow you to embed extensions right into the HTML experience; the new Office productivity tools like Outlook that let you embed extensions right into the flow of the e-mail or the calendar. You couldn’t have done it 2 or 3 years ago. You couldn’t even imagined it a decade ago, but this is 100x faster. And not just 100x faster to get to the insight. But with the HyperCard, you can type on a trigger and be launched into a system of record; and once you’re in that system of record, take action. So these

— as I’m reading through 100 names in an e-mail, when 1 of the 100, when the 67th name triggers a thought, I’m literally 1 click from taking action to exploit that, to either rectify an issue or exploit an opportunity. And so HyperIntelligence is really a critical development for us as we go into 2020. We released the product in 2019, and we thought it was cool, but we couldn’t be quite sure how consequential it would be because, at the end of the day, everything is reflected in the eyes of the customer.

But as Phong has pointed out, we’re seeing an extraordinary uptake on HyperIntelligence offering. And beyond 120 deals we’ve seen this year, we’re seeing hundreds of projects initiated in our customer base to deploy HyperIntelligence. And so this is an off spaces beginning. We’re going to be leading with HyperIntelligence in the coming year. It is the compelling differentiating message, and it’s the differentiating technology offering that MicroStrategy has. Our competitors haven’t even attempted to copy it. They haven’t copied the message. They haven’t copied the underlying products. And so that gives us some open market running room for a while.

What’s really exciting about HyperIntelligence, not just the theoretical benefits of the technology is the idea you can do something 100x faster on 0 clicks. So yes, you can do take an action on 1 click. But what’s also very exciting is that the actual use cases that our customers are finding. For example, we have a retailer that’s created a product style card, and whenever they see a product, they can hover over it. They’ll see a picture of the product, the styles of the product, all of the KPIs of the product, all in hundreds of milliseconds. Of course, their stock and trade is manipulating products and making decisions. So having that kind of information at your fingertips is really extraordinary.

We got a hospital customer that builds HyperCards to track patients. And so as the doctors are interacting with the patients via e-mail or text message or a calendar entry or anything, within a second, they have, at their fingertips, the latest diagnosis and all the stuff they need in order to provide good patient care. It’s all about making the doctor hyperintelligent and hyperproductive.

We got a newspaper customer that publishes stories on the web, and now, they can hover over the story and instantly get the usage and traffic calculations, along with the conversion rates of that story into paying customers. So you’re actually in the magazine or in the newspaper, but you got enterprise statistics informing you, of course, in the situation. There’s no better way to receive intelligence than when you’re actually reading the magazine and seeing the article that someone is or is not responding to.

We have an airport customer that actually uses HyperCards to keep track of the traffic through the airport and user traffic and bottlenecks and commercial opportunities.

And they’ve — in all 4 of these cases, our customers have used HyperIntelligence to do something that is — everybody wants to do but do it 100x easier or 100x faster than they could do it with the traditional or conventional software technology. They’re inventing these use cases, and the innovation that’s going on is just extraordinary. So I feel that we’ll continue to see this burst of innovation for quite a while to come, and this is going to fuel the growth of MicroStrategy.

Looking forward to 2020, MicroStrategy 2020 will be the leading modern open analytics platform. We’re offering the marketplace a choice between AWS and Azure, between on-premise and cloud, between Linux or Windows, between iOS or Android, between Oracle SAP or Salesforce ERP suites. Most of the traditional BI competitors are suffering from corroding technical obsolescence, like the Cognoses and BusinessObjects and Crystals and Brios and Actuates and Information Builders of the world as they fall behind the cutting-edge APIs, the cutting-edge client tools, the cutting-edge server platforms. And if they’re not suffering from a technical obsolescence, they’re being absorbed more closely into the full stacks that Oracle, SAP, Salesforce, Google, Amazon and Microsoft are all promoting and are heavily committed to.

With the acquisition of Tableau, the last major independent analytic provider got sucked into the orbit of a full-stack vendor, and the disappearance of Tableau and the absorption of Looker and the absorption of some of the other tools into either an ERP system vendor or a full-stack vendor has created a bit of open space for us as the open merchant provider of intelligence. And the marketplace needs that. This is going to be a good thing for us going into 2020.

MicroStrategy services are also going to be dramatically enriched going into 2020. We’re upgrading all of our education offerings. We’ve got more courses and certifications than ever to teach and certify all the personas necessary for the success of the intelligent enterprise. We’re also offering everything on demand everywhere in the world, and we’re going to deliver the greatest assortment of virtual and physical class opportunities that we’ve ever delivered on a global basis. So I’m very excited about our education offerings.

Our advisory services have been refined over the past year, and we’re developing pretty efficient techniques to help our customers upgrade their software, to deploy AI in their software, to deploy mobility, to optimize and tune or implement new security protocols with our software, and we found this to be very popular. And I think this will be continue — this will be an engine of growth of our professional services business as we go into the year.

And in the area of cloud, we have refined and cultivated our cloud environment services and our cloud support services. They’re dramatically upgraded. They’re available on not just AWS but also Azure. And as we going into 2020, we’re going to have the most powerful, most functional set of cloud services available to our customers than we’ve ever had. If you’re looking to deploy analytics, we’re now giving you the option to do it in your enterprise data center or we give you the option to deploy it in your own virtual environment that you control on AWS. We’ve also delivered a near-parity offering with Azure. And then, if you don’t wish to manage your own virtual environment, we can give you a MicroStrategy environment in the public cloud of your choice, and we manage all of the power chain, security, optimization and administration. We’re delivering this and marketing this everywhere in the world in 2020. And as Phong had noted, we’re seeing increasing interest from customers in a full stack of cloud services.

Finally, MicroStrategy is going to enter 2020 with the strongest executive team ever. We’re delighted to welcome Lisa Mayr to our team as our new CFO. I’m delighted to have Phong entering the year as Chief Operating Officer. And I’d see the benefits of having sales and services report up to one senior executive, and that’s a going to be a great improvement for the company. And as for the rest of the CXO team, I think we’ve got the strongest array of talent that we’ve had in as long as I can remember.

So we’ve got a cutting-edge message. We’ve got a lot of customers very excited and innovating very rapidly. We’ve got a great strategic position as the modern open analytics platform, and we’ve got a full suite of services in order to help our customers move forward. And with all of those things, I’m looking forward to the coming year, I think it will be the best one ever.

And so I’d like to go ahead and open the floor for questions from the analysts.

QUESTIONS AND ANSWERS

Operator

(Operator Instructions) We have a question from the line of Hamed Khorsand from BWS Financial.

Hamed Khorsand - BWS Financial Inc. - Principal & Research Analyst

Two questions. Could you first start off talking about was there a resources issue or a customer issue that your upgrades for MicroStrategy 2019, it was only — it went up by 100 over the last 2 quarters but you were adding at a rate of about 200 a quarter?

Phong Q. Le - MicroStrategy Incorporated - Senior EVP, COO & CFO

Yes, Hamed, thanks for the question. It was neither a resource nor a customer issue. I think it’s just natural volatility as we get through the upgrade cycle with our customers. We are seeing some customers choose to delay their upgrades depending on the time of year and their seasonal cycles. As we get towards the latter half of the year, many customers are saying, hey, let’s wait until Q1 when we get past, for example, retail companies, their busy period. So there is a little bit of a driver there, and so we still have good pacing and good activity with our upgrades. And I wouldn’t take sort of the number of upgrades delivered in Q3 as any indication of a slowdown or interest in our 2019 product.

Hamed Khorsand - BWS Financial Inc. - Principal & Research Analyst

And could you elaborate on this commentary for out of Europe that you saw slippages? Did those customers sign up in early Q4? Or are they still hanging on because of the regulatory concerns?

Phong Q. Le - MicroStrategy Incorporated - Senior EVP, COO & CFO

That’s correct. The vast majority of our slipped deals occurred in the very last few days of Q3 and have been signed since then, but we did have some operational and contractual challenges that didn’t let them get completed in the very last few days of the quarter.

Hamed Khorsand - BWS Financial Inc. - Principal & Research Analyst

Okay. And then my last question is what kind of revenue are you — did you think you missed out on because of this conversion to cloud from license?

Phong Q. Le - MicroStrategy Incorporated - Senior EVP, COO & CFO

Yes. Hamed, I won’t talk specifically to our actual cloud bookings versus our perpetual license bookings just that we don’t disclose that number. I do anticipate over the next few quarters, we’ll disclose more of our financial model and our transition timing to the cloud. I can say, as you probably understand, when a customer buys a license on the cloud, it tends to be a term license, meaning it’s a 1-year term license versus a multi — a perpetual license. So a term license tends to be smaller than a perpetual license, but it’s recurring in nature, so we get paid back over time. So that’s point one.

And point two, that term license that a customer buys in the cloud is recognized ratably over the course of the contract. So you don’t get that in-quarter revenue recognition that you may with a perpetual license, so it has a pretty significant impact on a product license revenue. But as I’ve mentioned for a variety of reasons, as you’ve probably seen in the software industry overall, we consider it to be higher-quality revenue, and it — which is one of the reasons why we’re pushing our customers that are willing to take the product to a cloud-first strategy, and we’re pushing our sales folks to propose cloud more often.

Operator

Next question is from the line of Tyler Radke from Citi.

Tyler Maverick Radke - Citigroup Inc, Research Division - Senior Associate

Congratulations on the CFO hire. Phong, I know you’re stepping out of the role there, but maybe you could just share us some thoughts on how you’re thinking about Q4 here and how you expect to finish 2019. Obviously, you had some execution challenges in Europe in Q3, but it sounds like a lot of those deals have gotten closed. But just curious how you’re thinking about Q4 and finishing up the rest of the year.

Phong Q. Le - MicroStrategy Incorporated - Senior EVP, COO & CFO

Hey, Tyler, thank you, and thanks for the question. Look, we generally feel very positive about our ability to finish the year strong. We don’t provide guidance, so I don’t want to get in particulars about where we’re going to close the year, specifically around revenue. The trends that we’re seeing overall, continued strong bookings, we are seeing a movement of our bookings from perpetual licenses to cloud licenses, which does create a slight dislocation in our product license revenue but overall, good bookings performance. And so the proportion of our bookings in Q4 come from cloud will be seen in our product license revenue and deferred subscription revenue. So that’s point one.

Support revenue continues to be strong. We have some FX headwinds of about 2% in any particular quarter, but our renewal rates continue to be strong, so we feel positive there. And as you heard me indicate, our services revenue is really starting to turn around, and we believe we’ve reached an inflection point.

So overall, I feel positive and optimistic about our revenue performance and our ability to grow overall. However, some of the shift to cloud may have a drag on product license revenue. So that’s on a top line perspective. From a cost perspective, I think you’ve seen what we’re generally trying to do gradually, which is get more leverage out of our existing cost structure. I was very satisfied with our year — quarter-over-quarter and year-over-year cost trajectory, and I think we’ll continue to move in that direction, which then leads to an ability to create positive operating margin, operating income and cash flow for the company. So I expect Q4 to be a continued evolution of what you’re seeing from the first few quarters of the year.

Tyler Maverick Radke - Citigroup Inc, Research Division - Senior Associate

Do you have a sense on how much the product mix is trending towards cloud? Is there any way to quantify what percent of bookings are coming in cloud? And maybe how that compares historically?

Phong Q. Le - MicroStrategy Incorporated - Senior EVP, COO & CFO

Yes. It’s a pronounced increase versus what we’ve seen in previous years, and we’re purposely doing that. If you look at our pipeline, we also see a pronounced increase in our pipeline with our cloud offering. I don’t sort of — I’m not prepared to talk about the exact distribution. I think that’s something that we’ll start to provide more details into as we get more comfortable with the pace of our transition. A lot of it is driven by MicroStrategy, the quality of our product, how we train and compensate our sales team. But a lot of it even more so is driven by the desires of our customers. And as I mentioned and Mike mentioned, especially as some of our larger enterprise customers are taking up cloud data warehouse solutions, cloud analytics follows right behind that.

So even though we may have pipeline and an ability to predict, in the end, it’s still a customer decision for MicroStrategy. We want to offer them both great solutions, on-prem and in the cloud. And so in that regard, our strategy is slightly different that you have — may have seen in other cloud transitions where it was a forced transition. Here, we want the product to speak for itself and let the customer make the decision. And the change you’ve seen in our tone since the first quarter or a year ago is primarily driven by the customer.

Tyler Maverick Radke - Citigroup Inc, Research Division - Senior Associate

Great. And last question for me is it looks like maintenance revenue did decline year-over-year on a constant currency basis. I know you talked about it growing for the full year. But how should we think about that growth rate going forward, especially if you are starting to see some higher mix shift towards the cloud?

Phong Q. Le - MicroStrategy Incorporated - Senior EVP, COO & CFO

Yes. So that’s a good question. As we see a higher mix shift towards cloud, what you’ll see is what would go typically into support revenue be replaced with what goes into subscription revenue. That will take a little bit of time, as you can imagine, right, like what drives most of our support revenue is our renewal rates, and those continue to be very strong. So I think using sort of our historical constant currency growth, which you’ve seen, I think, last year, was in the 2% or 3% range, is a reasonable precedents for what we’ll see in the future. I think as you get into 2020, you’re right, you’ll start to see a mix shift occur. For existing customers, if we have an existing customer that replaces their maintenance and move to cloud and subscription revenue. We would expect that to be — or we would try to drive that to be revenue neutral at some increase in revenue.

Operator

(Operator Instructions) I am showing no further questions at this time. I would like to turn the conference back to Mr. Michael Saylor, Chairman, President and CEO, for closing remarks.

Michael J. Saylor - MicroStrategy Incorporated - Chairman, CEO & President

Well, I want to thank everybody for their support and your attention today. I wish you a happy holiday season, and we look forward to speaking with you again with the new year.

Operator

Ladies and gentlemen, this concludes today’s conference call. Thank you for participating. You may now disconnect.

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